UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Topic: Requests to Receive Proxy Materials via Email

Background:

Over the past few years, we have begun receiving an increase in requests from shareholders to obtain proxy material via email rather than by mail.

Details:

•

In our most recent proxy solicitation, on the back of the Notice and Access letter sent to shareholders for the Election of Board Member Proxy, we give shareholders directions to request this current proxy statement via mail or email.

•	In this same section, instructions are listed as to how future proxy statements can be sent via mail or email as well.
•

When they send an email to the address indicated on the letter, by simply placing the words “Permanent Request” in the body of the email that will authorize us to send future proxy solicitations via mail or email (whichever one they indicate).

•

Shareholders who did not receive the Notice and Access letter, however, received the entire proxy statement and voting card were not given the instructions on how to receive future proxy statements via email.

•

However, those shareholders calling to receive future proxy statements via mail or email can be directed to The Altman Group at 866-828-6931 and their request will be filed for future proxy solicitations.

•	Shareholders who do not hold their funds directly through Wells Fargo should be instructed to contact their banker or broker as to how they can receive proxy statements via email going forward.
•	After this proxy solicitation is complete, if a shareholder calls asking to receive future proxy statements via email, set-up a SER BUD incident and indicate as such.